Exhibit 23.4

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 10, 1999 relating to the financial statements of Mobeo, Inc., which is incorporated by reference in Aether Systems, Inc.’s Registration Statement on Form S-3. We also consent to the references to us under the headings “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP                             /s/ PRICEWATERHOUSECOOPERS LLP

McLean, Virginia
November 28, 2001